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                                                                     EXHIBIT 3.1


             ELEVENTH AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP
                     OF SUMMIT PROPERTIES PARTNERSHIP, L.P.


     THIS ELEVENTH AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP OF SUMMIT PROPERTIES PARTNERSHIP, L.P. (this Amendment) is dated as of March 1, 1998, and entered into by and among Summit Properties Inc. (the Company) and the Persons whose names are set forth on Exhibit A as attached hereto.

     WHEREAS, the Company and the Persons whose names are set forth on Exhibit A (other than St. Clair Associates, L.P.) (the Existing Partners) are partners of Summit Properties Partnership, L.P. (the Partnership) pursuant to an Agreement of Limited Partnership dated as of January 29, 1994, as previously amended (as amended, the Agreement -- all capitalized terms contained herein and not otherwise defined herein shall have the meaning attributed to them in the Agreement); and

     WHEREAS, St. Clair Associates, L.P. has agreed to make a contribution of real property to the capital of the Partnership in consideration for being admitted as an Additional Limited Partner pursuant to Section 4.2 of the Agreement and for receiving the Partnership Units set forth opposite its name on Exhibit A attached hereto; and

     WHEREAS, the Existing Partners desire to cause the Agreement to be amended to reflect the admission of and the issuance of the Partnership Units to St. Clair Associates, L.P.

     NOW, THEREFORE, in accordance with the provisions of Section 4.2, Section
12.2 and Section 12.3 of the Agreement, the Agreement is hereby amended to admit St. Clair Associates, L.P. as an Additional Limited Partner, and the Agreement is hereby further amended to substitute the Exhibit A attached hereto for the Exhibit A attached to the Agreement.

     Except as expressly amended by the provisions hereof or as may be necessary to effect the intent of the parties as evidenced by this Amendment, all other terms and provisions of the Agreement are hereby ratified and confirmed and remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                              GENERAL PARTNER:

                              SUMMIT PROPERTIES, INC.

                              By:  /s/ Michael G. Malone
                                   -----------------------------
                              Name: Michael G. Malone
                              Title: Senior Vice President


                              LIMITED PARTNERS:

                              Those Persons listed on Exhibit A attached hereto

                              By:  Summit Properties Inc.,
                                   their attorney-in-fact

                                   By:  /s/ Michael G. Malone
                                        ---------------------------
                                   Name:  Michael G. Malone
                                   Title: Senior Vice President
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                      SUMMIT PROPERTIES PARTNERSHIP, L.P.

                                 SIGNATURE PAGE

               TO BE EXECUTED BY EACH ADDITIONAL LIMITED PARTNER



     The undersigned hereby executes this Signature Page to the Agreement of Limited Partnership dated as of January 29, 1994, as subsequently amended (the Agreement) of Summit Properties Partnership, L.P., a Delaware limited partnership, for the purpose of being admitted to said Limited Partnership as a Limited Partner, and the undersigned does further hereby adopt, accept, ratify, confirm and agree to be bound by all of the terms and conditions of said Agreement applicable to it as a Limited Partner, including, without limitation, the provisions of Section 2.4 and any other provision of the Agreement appointing the General Partner or the Liquidator (as those terms are defined in the Agreement) as attorney-in-fact for the undersigned.

                              ST. CLAIR ASSOCIATES, L.P.

                              By:  St. Clair Apartments, Inc.,
                                   its general partner

                                   By:  /s/ John A. Echols
                                       ---------------------------

                                   Name:  John A. Echols
                                   Title: President